EXHIBIT NO. 99.(g) 6

As of September 14, 2011

APPENDIX A

TO

FUND ACCOUNTING AGREEMENT

BETWEEN

STATE STREET BANK AND TRUST COMPANY AND

EACH OF THE INVESTMENT COMPANIES LISTED ON APPENDIX A THERETO

DATED DECEMBER 18, 2006 (the “Agreement”)

Trust	Fund
Stand-Alone Trusts	Massachusetts Investors Trust
Closed End Funds

MFS Charter Income Trust

MFS Government Market Income Trust

MFS Intermediate Income Trust

MFS Multimarket Income Trust

MFS Municipal Income Trust

MFS Special Value Trust

MFS California Municipal Fund

MFS High Income Municipal Trust

MFS InterMarket Income Trust I

MFS Intermediate High Income Fund

MFS Investment Grade Municipal Trust

MFS High Yield Municipal Trust

MFS Series Trust I	MFS Cash Reserve Fund MFS Core Equity Fund MFS New Discovery Fund MFS Research International Fund MFS Technology Fund MFS Value Fund
MFS Series Trust IV	MFS Government Money Market Fund MFS Money Market Fund
MFS Series Trust VII	MFS Latin American Equity Fund
MFS Series Trust IX	MFS Inflation-Adjusted Bond Fund
MFS Series Trust X

MFS Aggressive Growth Allocation Fund

MFS Conservative Allocation Fund

MFS Emerging Markets Debt Fund

MFS Emerging Markets Debt Local Currency Fund

MFS Emerging Markets Equity Fund

MFS Growth Allocation Fund

MFS International Diversification Fund MFS International Growth Fund MFS International Value Fund MFS Moderate Allocation Fund
MFS Series Trust XI	MFS Mid Cap Value Fund MFS Blended Research Core Equity Fund
MFS Series Trust XII	MFS Equity Opportunities Fund MFS Lifetime Retirement Income Fund MFS Lifetime 2010 Fund MFS Lifetime 2020 Fund MFS Lifetime 2030 Fund MFS Lifetime 2040 Fund MFS Lifetime 2050 Fund
MFS Series Trust XIII	MFS Global Real Estate Fund MFS New Discovery Value Fund
MFS Series Trust XV	MFS Commodity Strategy Fund
MFS Series Trust XVI	MFS Global Multi-Asset Fund
MFS Variable Insurance Trust

MFS Core Equity Series

MFS Global Equity Series

MFS Growth Series

MFS High Income Series

MFS Investors Growth Stock Series

MFS Investors Trust Series

MFS Mid Cap Growth Series

MFS New Discovery Series

MFS Research Series

MFS Research Bond Series

MFS Research International Series

MFS Strategic Income Series

MFS Total Return Series

MFS Utilities Series

MFS Value Series

MFS Variable Insurance Trust II

MFS Blended Research Core Equity Portfolio

MFS Blended Research Growth Portfolio

MFS Blended Research Value Portfolio

MFS Bond Portfolio

MFS Core Equity Portfolio

MFS Emerging Markets Equity Portfolio

MFS Global Governments Portfolio

MFS Global Growth Portfolio

MFS Global Tactical Allocation Portfolio

MFS Government Securities Portfolio

MFS Growth Portfolio

MFS Global Research Portfolio

MFS High Yield Portfolio

MFS International Growth Portfolio

MFS International Value Portfolio

MFS Mass. Investors Growth Stock Portfolio

MFS Mid Cap Growth Portfolio

MFS Money Market Portfolio

MFS New Discovery Portfolio

MFS Research International Portfolio

MFS Strategic Income Portfolio

MFS Technology Portfolio

MFS Total Return Portfolio

MFS Utilities Portfolio

MFS Value Portfolio

Variable Accounts	Capital Appreciation Variable Account Global Governments Variable Account Government Securities Variable Account High Yield Variable Account Money Market Variable Account Total Return Variable Account

IN WITNESS WHEREOF, each of the parties has caused this Appendix A to be executed in its name and behalf on the day and year first above written.

Each of the Investment Companies listed on
this Appendix A, on Behalf of
each of Their Respective Portfolios

By:	SUSAN S. NEWTON
	Name:	Susan S. Newton
	Title:	Assistant Secretary and Assistant Clerk

STATE STREET BANK AND TRUST COMPANY

By:	MICHAEL F. ROGERS
	Name:	Michael F. Rogers
	Title:	Executive Vice President